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                                                                   Exhibit 10.16



                         MANAGEMENT SERVICES AGREEMENT

THIS MANAGEMENT SERVICES AGREEMENT IS MADE AND ENTERED INTO AS OF MAY 1, 1997 by and between the Total Switch, Inc., an Arizona corporation, herein referred to as "TSI", and VanDun, LLC, an Arizona limited liability company, herein referred to as "VanDun".

WHEREAS, TSI has acquired the rights and title to various patents, continuing improvements and related technology for switches (e.g. CIP Patent Serial No. 08/646,083), herein called "Patents"; Whereas, VanDun through its members (Anthony Van Zeeland, the inventor and R. Terren Dunlap, an inventor) has experience, information, expertise, written records, recollection of background, special knowledge and other skills regarding such patents, the protection of patents and related intellectual property knowledge; Whereas it is recognized that valuable patents are subject to reckless attempts by competitors or others to infringement upon the technology and by challenges from competitors to supersede the rights of the Patent Holders; Therefore TSI wishes to contract for the services of VanDun to preserve the patent history, including backup records and to consult with TSI for the protection of the associated intellectual property both domestically and internationally.

IT IS HEREBY AGREED THAT VANDUN WILL PERFORM THE FOLLOWING SERVICES:
     Consult with TSI, its agents and legal counsel regarding the patents and continuing applications for the patents; preserve related engineering notes and records; be available as witnesses for any prosecution, defense or infringement testimony regarding the patents; consult with TSI and its legal counsel regarding strategies for protecting the patents and intellectual property; and generally preserve existing documentation for protection of the intellectual property concerning the patents.

IN CONSIDERATION OF THE ABOVE SERVICES, TSI agrees to pay VanDun a management service fee in the amount of 1.1% of the invoiced sales price for all component switches and integrated component switch panels sold by TSI. Further TSI agrees to pay to VanDun an equivalent percentage of any license or sublicense fees or other revenue received by TSI from the patented technology. TSI further agrees to pay all out-of-pocket expenses incurred by VanDun such as but not limited to travel, room and board, witness fees, telephone, fax, copying, and other such expenses if as the result of requested services, appearances or consultation under this agreement.

TERM: The agreement shall continue in full force and effect until the expiration of the last patents which may issue on the aforesaid switch technology.

PAYMENTS: Payments shall be made quarterly to VanDun, LLC and within 75 days of the end of the previous reported quarter. TSI shall furnish a quarterly financial statement to VanDun with each payment.



Signed /s/ R. Terren Dunlap             Signed /s/  Anthony J. Van Zeeland
          ----------------------------            ----------------------------
          for Total Switch, Inc.                  for VanDun, LLC